UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014 (May 21, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of Education Realty Trust, Inc. (“EdR”) held on May 21, 2014 (the “Annual Meeting”), EdR’s stockholders approved each of the proposals presented which are described in more detail in EdR’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 7, 2014. Holders of 104,515,628 shares of EdR’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to EdR’s stockholders at the Annual Meeting:

Proposal 1: To elect eight directors to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Director	Votes For	Withheld	Broker Non-Votes
John V. Arabia	97,471,851	111,774	6,932,003
Paul O. Bower	96,974,706	608,919	6,932,003
Monte J. Barrow	97,467,449	116,176	6,932,003
William J. Cahill, III	97,417,527	166,098	6,932,003
Randall L. Churchey	96,148,330	1,435,295	6,932,003
John L. Ford	97,318,906	264,719	6,932,003
Howard A. Silver	96,135,782	1,447,843	6,932,003
Wendell W. Weakley	97,417,293	166,332	6,932,003

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
103,638,578	846,769	30,281

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of EdR’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,830,767	1,705,846	47,012	6,932,003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 22, 2014	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer and Treasurer